EXHIBIT 10.12

QWEST MASTER SERVICES AGREEMENT

This Master Services Agreement, which includes this signature page, the subsequent general terms and conditions, the Rate Sheet for each applicable state, Exhibit 1 (Qwest Platform Plus Service), and Attachment A to Exhibit 1  (Performance Metrics) attached hereto or incorporated herein by reference (collectively the “Agreement”) is entered into between Qwest Corporation (“Qwest”) and Cordia Communications Corporation (“CLEC”) (each identified for purposes of this Agreement in the signature blocks below, and referred to separately as a “Party” or collectively as the “Parties”), on behalf of itself and its Affiliates.  This Agreement may be executed in counterparts.  This Agreement shall become effective on the Effective Date.  The undersigned Parties have read and agree to the terms and conditions set forth in the Agreement.

QWEST CORPORATION: By: /s/ LT Christenson [ Name ]: LT Christensen _ [ Title ]: Director ________________ Date: 11/16/04 ________________	CORDIA COMMUNICATIONS CORPORATION: By: /s/ Maria Abbagnaro [ Name ]: Maria Abbagnaro [ Title ]: General Counsel Date: 11/15/04

NOTICE INFORMATION:  All written notices required under the Agreement shall be sent to the following:

To Qwest Corp.:

To Cordia Communications Corporation:

1801 California Street, Suite 2420

2500 Silver Star Road, Suite 500

Denver, CO 80202

Orlando, FL 32804

Phone #: 303-965-3029

Phone #: 407-313-7090

Facsimile #: 303-896-7077

Facsimile #:

E-mail:  Intagree@qwest.com

E-mail: pfreeman@cordiacorp.com

Attention:  Manager-Interconnection

Attention: Patrick Freeman

With copy to:

Qwest

c/o 1801 California Street, 10th floor

Denver, Colorado 80202

Facsimile #: 1-303-295-6973

Attention:  Corporate Counsel, Wholesale

Reference:  MSA for Qwest Platform Plus Service

______________________________________________________________________________________________________

#

APPLICABLE SERVICES:

Qwest agrees to offer and CLEC intends to purchase the Services indicated below by CLEC’s signatory initialing on the applicable blanks:

___x__

Exhibit 1 -

Qwest Platform Plus Service

APPLICABLE STATES:

Qwest agrees to offer and CLEC intends to purchase Qwest Platform Plus (“QPP”) service in the states indicated below by CLEC’s signatory initialing on the applicable blanks:

_____

Arizona

__X_

Colorado

_____

Idaho

_____

Iowa

_____

Minnesota

_____

Montana

_____

Nebraska

_____

New Mexico

_____

North Dakota

_____

Oregon

_____

South Dakota

_____

Utah

__X_

Washington

_____

Wyoming

The Parties may amend the Qwest Master Services Agreement in writing from time to time to include additional products and services.

GENERAL TERMS AND CONDITIONS

WHEREAS, CLEC previously purchased on an unbundled basis from Qwest certain combinations of network elements, ancillary functions, and additional features, including without limitation the local loop, port, switching, and shared transport combination commonly known as unbundled network element platform (“UNE-P”);

WHEREAS such UNE-P arrangements were previously obtained by CLEC under the terms and conditions of certain interconnection agreements (“ICA”), including without limitation in certain states Qwest’s statement of generally available terms (“SGAT”);

WHEREAS both CLEC and Qwest acknowledge certain regulatory uncertainty in light of the DC Circuit Court’s decision in United States Telecom Association v. FCC, 359 F.3d 554 (March 2, 2004) (“DC Circuit Mandate”), with respect to the future existence, scope, and nature of Qwest’s obligation to provide such UNE-P arrangements under the Communications Act (the “Act”); and

WHEREAS to address such uncertainty and to create a stable arrangement for the continued availability to CLEC from Qwest of services technically and functionally equivalent to the June 14, 2004 UNE-P arrangements the parties have contemporaneously entered into ICA amendments;

Now, therefore, in consideration of the terms and conditions contained herein, CLEC and Qwest hereby mutually agree as follows:

1.

Definitions.  Capitalized terms used herein are defined in Addendum 1.

2.

Effective Date.

This Amendment shall become effective upon the latest execution date by the Parties. (“Effective Date”).

3.

Term.

The term of this Agreement shall begin on the Effective Date and shall continue through July 31, 2008. At any time within 6 months prior to expiration of the Agreement, either Party may provide notice of renegotiation.  The Parties shall meet and negotiate in good faith a transition of existing customers.  Upon mutual agreement, the term of the Agreement may be extended upon the same terms and conditions for no more than one (1) extension period, and such extension period shall not exceed six (6) months to allow CLEC to transition its customers to other services.  In the event that at the expiration of the Agreement or of the extension period, as the case may be, CLEC has any remaining customers served under this Agreement, Qwest may immediately convert CLEC to an equivalent alternative service at market-based wholesale rates.

4.

Scope of Agreement; Service Provisioning; Controlling Documents; Change of Law; Eligibility for Services under this Agreement; Non-Applicability of Change Management Process.

4.1

The services described in this Agreement will only be provided in Qwest’s incumbent LEC service territory in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.

4.2

Each of the Services shall be provided pursuant to the terms and conditions of this Agreement.  In the event of a conflict between the terms of any Service Exhibit attached hereto and these General Terms and Conditions, the Service Exhibit shall control.  The terms of this Agreement, including any Annex or Service Exhibit, shall supersede any inconsistent terms and conditions contained in an Order Form.  CLEC acknowledges and agrees that the Services shall be offered by Qwest pursuant to this Agreement and are subject to (i) compliance with all applicable laws and regulations; and (ii) obtaining any domestic or foreign approvals and authorizations required or advisable.

4.3

The provisions in this Agreement are intended to be in compliance with and based on the existing state of the law, rules, regulations and interpretations thereof, including but not limited to Federal rules, regulations, and laws, as of the Effective Date regarding Qwest’s obligation under Section 271 of the Act to continue to provide certain Network Elements (“Existing Rules”).  Nothing in this Agreement shall be deemed an admission by Qwest or CLEC concerning the interpretation or effect of the Existing Rules or an admission by Qwest or CLEC that the Existing Rules should not be changed, vacated, dismissed, stayed or modified.  Nothing in this Agreement shall preclude or estop Qwest or CLEC from taking any position in any forum concerning the proper interpretation or effect of the Existing Rules or concerning whether the Existing Rules should be changed, vacated, dismissed, stayed or modified.

4.4

If a change in law, rule, or regulation materially impairs a Party’s ability to perform or obtain a benefit under this Agreement, both Parties agree to negotiate in good faith such changes as may be necessary to address such material impairment.

4.5

To receive services under this Agreement, CLEC must be a certified CLEC under applicable state rules.  CLEC may not purchase or utilize services or Network Elements covered under this Agreement for its own administrative use or for the use by an Affiliate.

1.1

Except as otherwise provided in this Agreement, the Parties agree that Network Elements and services provided under this Agreement are not subject to the Qwest Wholesale Change Management Process (“CMP”) requirements, Qwest’s Performance Indicators (PID), Performance Assurance Plan (PAP), or any other wholesale service quality standards, liquidated damages, and remedies.  Except as otherwise provided, CLEC hereby waives any rights it may have under the PID, PAP and all other wholesale service quality standards, liquidated damages, and remedies with respect to Network Elements and services provided pursuant to this Agreement.  Notwithstanding the foregoing, CLEC proposed changes to QPP attributes and process enhancements will be communicated through the standard account interfaces.  Change requests common to shared systems and processes subject to CMP will continue to be addressed via the CMP procedures.

5.

CLEC Information.  CLEC agrees to work with Qwest in good faith to promptly complete or update, as applicable, Qwest’s “New Customer Questionnaire” to the extent that CLEC has not already done so, and CLEC shall hold Qwest harmless for any damages to or claims from CLEC caused by CLEC’s failure to complete or update the questionnaire.

6.

Financial Terms.

Rates and Terms

6.1

Each attached Service Exhibit specifies the description, terms, and conditions specific to that Network Element or service.  The applicable rates for each Network Element or service contained in a Service Exhibit shall be contained in the applicable Rate Sheets, the contents of which are incorporated into this Agreement by reference. The Parties agree that the rates set forth in the Rate Sheet are just and reasonable.  The Parties agree that no rates, charges, costs, or fees shall apply to the Network Elements or services provided under this Agreement other than as is set forth in the Rate Sheets.  The rates will not necessarily include Taxes, fees, or surcharges.  No Taxes, fees, or surcharges shall apply to the QPP™ service except such Taxes, fees and surcharges as apply to the UNE-P service as of June 14, 2004, unless a subsequent change in applicable law requires the applicability of new or additional Taxes, fees, or surcharges to the QPP™ service.

Taxes, Fees, and other Governmental Impositions

6.2

All charges for Services provided herein are exclusive of any federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges (“Tax” or “Taxes”). Taxes resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under Applicable Law, even if the obligation to collect and remit such Taxes is placed upon the other Party.  However, where the selling Party is specifically permitted by an Applicable Law to collect such Taxes from the purchasing Party, such Taxes shall be borne by the Party purchasing the services.  Each Party is responsible for any tax on its corporate existence, status or income.  Taxes shall be billed as a separate item on the invoice in accordance with Applicable Law.  The Party billing such Taxes shall, at the written request of the Party billed, provide the billed Party with detailed information regarding billed Taxes, including the applicable Tax jurisdiction, rate, and base upon which the Tax is applied. If either Party (the Contesting Party) contests the application of any Tax collected by the other Party (the Collecting Party), the Collecting Party shall reasonably cooperate in good faith with the Contesting Party's challenge, provided that the Contesting Party pays any reasonable costs incurred by the Collecting Party.  The Contesting Party is entitled to the benefit of any refund or recovery resulting from the contest, provided that the Contesting Party has paid the Tax contested.  If the purchasing Party provides the selling Party with a resale or other exemption certificate, the selling Party shall exempt the purchasing Party if the purchasing Party accepts the certificate in good faith. If a Party becomes aware that any Tax is incorrectly or erroneously collected by that Party from the other Party or paid by the other Party to that Party, that Party shall refund the incorrectly or erroneously collected Tax or paid Tax  to the other Party.

6.3

Each Party shall be solely responsible for all taxes on its own business, the measure of which is its own net income or net worth and shall be responsible for any related tax filings, payment, protest, audit and litigation.  Each Party shall be solely responsible for the billing, collection and proper remittance of all applicable Taxes relating to its own services provided to its own customers.

7.

Intellectual Property.

7.1

Except for a license to use any facilities or equipment (including software) solely for the purposes of this Agreement or to receive any service solely (a) as provided in this Agreement or (b) as specifically required by the then-applicable federal rules and regulations relating to the Network Elements or service provided under this Agreement, nothing contained within this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, trade name, trade mark, service mark, trade secret, or other proprietary interest or intellectual property, now or hereafter owned, controlled or licensable by either Party.  Nothing in this Agreement shall be construed as the grant to the other Party of any rights or licenses to trade or service marks.

7.2

Subject to the general Indemnity provisions of this Agreement, each Party (an Indemnifying Party) shall indemnify and hold the other Party (an Indemnified Party) harmless from and against any loss, cost, expense or liability arising out of a claim that the services provided by the Indemnifying Party provided or used pursuant to the terms of this Agreement misappropriate or otherwise violate the intellectual property rights of any third party.  The obligation for indemnification recited in this paragraph shall not extend to infringement which results from (a) any combination of the facilities or services of the Indemnifying Party with facilities or services of any other Person (including the Indemnified Party but excluding the Indemnifying Party and any of its Affiliates), which combination is not made by or at the direction of the Indemnifying Party or is not reasonably necessary to CLEC’s use of the Network Elements and services offered by Qwest under this Agreement or (b) any modification made to the facilities or services of the Indemnifying Party by, on behalf of, or at the request of the Indemnified Party and not required by the Indemnifying Party.  In the event of any claim, the Indemnifying Party may, at its sole option (a) obtain the right for the Indemnified Party to continue to use the facility or service; or (b) replace or modify the facility or service to make such facility or service non-infringing.  If the Indemnifying Party is not reasonably able to obtain the right for continued use or to replace or modify the facility or service as provided in the preceding sentence and either (a) the facility or service is held to be infringing by a court of competent jurisdiction or (b) the Indemnifying Party reasonably believes that the facility or service will be held to infringe, the Indemnifying Party shall notify the Indemnified Party and the Parties shall negotiate in good faith regarding reasonable modifications to this Agreement necessary to (1) mitigate damage or comply with an injunction which may result from such infringement or (2) allow cessation of further infringement.  The Indemnifying Party may request that the Indemnified Party take steps to mitigate damages resulting from the infringement or alleged infringement including, but not limited to, accepting modifications to the facilities or services, and such request shall not be unreasonably denied.

7.3

To the extent required under applicable federal and state law, Qwest shall use commercially reasonable efforts to obtain, from its vendors who have licensed intellectual property rights to Qwest in connection with facilities and services provided hereunder, licenses under such intellectual property rights as necessary for CLEC to use such facilities and services as contemplated hereunder and at least in the same manner used by Qwest for the facilities and services provided hereunder.  Qwest shall notify CLEC immediately in the event that Qwest believes it has used its commercially reasonable efforts to obtain such rights, but has been unsuccessful in obtaining such rights.  Nothing in this subsection shall be construed in any way to condition, limit, or alter a Party’s indemnification obligations under Section 7.2, preceding.

7.4

Except as expressly provided in this Intellectual Property Section, nothing in this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, logo, trademark, trade name, trade secret or any other intellectual property right now or hereafter owned, controlled or licensable by either Party.  Neither Party may use any patent, copyright, logo, trademark, trade name, trade secret or other intellectual property rights of the other Party or its Affiliates without execution of a separate agreement between the Parties.

7.5

Neither Party shall without the express written permission of the other Party, state or imply that:  1) it is connected, or in any way affiliated with the other or its Affiliates; 2) it is part of a joint business association or any similar arrangement with the other or its Affiliates;  3) the other Party and its Affiliates are in any way sponsoring, endorsing or certifying it and its goods and services; or  4) with respect to its marketing, advertising or promotional activities or materials, the services are in any way associated with or originated from the other Party or any of its Affiliates.  Nothing in this paragraph shall prevent either Party from truthfully describing the Network Elements and services it uses to provide service to its End User Customers, provided it does not represent the Network Elements and services as originating from the other Party or its Affiliates or otherwise attempt to sell its End User Customers using the name of the other Party or its Affiliates.

7.6

Qwest and CLEC each recognize that nothing contained in this Agreement is intended as an assignment or grant to the other of any right, title or interest in or to the trademarks or service marks of the other (the Marks) and that this Agreement does not confer any right or license to grant sublicenses or permission to third parties to use the Marks of the other and is not assignable.  Neither Party will do anything inconsistent with the other's ownership of their respective Marks, and all rights, if any, that may be acquired by use of the Marks shall inure to the benefit of their respective owners.  The Parties shall comply with all Applicable Law governing Marks worldwide and neither Party will infringe the Marks of the other.

7.7

Since a breach of the material provisions of this Section 7 may cause irreparable harm for which monetary damages may be inadequate, in addition to other available remedies, the non-breaching Party may seek injunctive relief.

8.

Financial Responsibility, Payment and Security.

8.1

Payment Obligation.  Amounts payable under this Agreement are due and payable within thirty (30) calendar Days after the date of invoice (payment due date).  If the payment due date is a Saturday, the payment shall be due on the previous Friday; if the payment due date is otherwise not a business day, the payment shall be due the next business day.  Invoices shall be sent electronically, and shall bear the date on which they are sent, except that invoices sent on a day other than a business day shall be dated on the next business day.

8.2

Cessation of Order Processing.  Qwest may discontinue processing orders for Network Elements and services provided pursuant to this Agreement for the failure of CLEC to make full payment for the relevant services, less any good faith disputed amount as provided for in this Agreement, for the relevant services provided under this Agreement within thirty (30) calendar Days following the payment due date provided that Qwest has first notified CLEC in writing at least ten (10) business days prior to discontinuing the processing of orders for the relevant services.  If Qwest does not refuse to accept additional orders for the relevant services on the date specified in the ten (10) business days notice, and CLEC's non-compliance continues, nothing contained herein shall preclude Qwest's right to refuse to accept additional orders for the relevant services from CLEC without further notice.  For order processing to resume, CLEC will be required to make full payment of all past-due charges for the relevant services not disputed in good faith under this Agreement, and Qwest may require a deposit (or recalculate the deposit) pursuant to Section 8.5.  In addition to other remedies that may be available at law or equity, CLEC reserves the right to seek equitable relief including injunctive relief and specific performance.

8.3

Disconnection.  Qwest may disconnect any and all relevant Network Elements and services provided under this Agreement for failure by CLEC to make full payment for such Network Elements or services, less any disputed amount as provided for in this Agreement, for the relevant services provided under this Agreement within sixty (60) calendar Days following the payment due date provided that Qwest has first notified CLEC in writing at least thirty (30) days prior to disconnecting the relevant services.  CLEC will pay the applicable reconnect charge set forth in the Rate Sheet required to reconnect Network Elements and services for each End User Customer disconnected pursuant to this paragraph.  In case of such disconnection, all applicable undisputed charges, including termination charges, shall become due.  If Qwest does not disconnect CLEC's service(s) on the date specified in the thirty (30) day notice, and CLEC's noncompliance continues, nothing contained herein shall preclude Qwest's right to disconnect any or all relevant services of the non-complying Party without further notice.  Qwest shall provide a subsequent written notice at least two (2) business days prior to disconnecting service.  Disconnect of certain Network Elements or services under this Agreement with respect to which CLEC has failed to pay undisputed charges shall not trigger the disconnection of Network Elements or services for which CLEC has paid all undisputed charges, and Qwest shall be permitted to disconnect under this section only those Network Elements or services for which CLEC fails to pay all undisputed charges prior to the expiration of the applicable thirty-day or two business day notice period.    For reconnection of the non-paid service to occur, CLEC will be required to make full payment of all past and current undisputed charges under this Agreement for the relevant services and Qwest may require a deposit (or recalculate the deposit) pursuant to Section 8.5.  Both Parties agree, however, that the application of this Section 8.3 will be suspended for the initial three (3) Billing cycles of this Agreement and will not apply to amounts billed during those three (3) cycles.  In addition to other remedies that may be available at law or equity, each Party reserves the right to seek equitable relief, including injunctive relief and specific performance.  Notwithstanding the foregoing, Qwest shall not effect a disconnection pursuant to this section in such manner that CLEC may not reasonably comply with Applicable Law concerning End User Customer disconnection and notification, provided that, the foregoing is subject to CLEC’s reasonable diligence in effecting such compliance.

8.4

Billing Disputes.  Should either Party dispute, in good faith, and withhold payment on any portion of the nonrecurring charges or monthly Billing under this Agreement, the Parties will notify each other in writing within fifteen (15) calendar days following the payment due date identifying the amount, reason and rationale of such dispute.  At a minimum, each Party shall pay all undisputed amounts due to the other Party.  Both CLEC and Qwest agree to expedite the investigation of any disputed amounts, promptly provide all documentation regarding the amount disputed that is reasonably requested, and work in good faith in an effort to resolve and settle the dispute through informal means prior to initiating any other rights or remedies.

8.4.1

If a Party disputes charges and does not pay such charges by the payment due date, such charges may be subject to late payment charges.  If the disputed charges have been withheld and the dispute is resolved in favor of Qwest, the withholding Party shall pay the disputed amount and applicable late payment charges no later than the next Bill Date following the resolution.  The withholding Party may not continue to withhold the disputed amount following the initial resolution while pursuing further dispute resolution.   If the disputed charges have been withheld and the dispute is resolved in favor of the disputing Party, Qwest shall credit the bill of the disputing Party for the amount of the disputed charges and any late payment charges that have been assessed no later than the second Bill Date after the resolution of the dispute.  If a Party pays the disputed charges and the dispute is resolved in favor of Qwest, no further action is required.

8.4.2

If a Party pays the charges disputed at the time of payment or at any time thereafter pursuant to Section 8.4.3, and the dispute is resolved in favor of the disputing Party Qwest shall, no later than the next Bill Date after the resolution of the dispute: (1) credit the disputing Party's bill for the disputed amount and any associated interest or (2) pay the remaining amount to CLEC, if the disputed amount is greater than the bill to be credited.  The interest calculated on the disputed amounts will be the same rate as late payment charges.  In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

8.4.3

If a Party fails to bill a charge or discovers an error on a bill it has already provided to the other Party, or if a Party fails to dispute a charge and discovers an error on a bill it has paid after the period set forth in Section 8.4, the Party may dispute the bill at a later time through an informal process notwithstanding the requirements of Section 8.4, but subject to the Dispute Resolution provision of this Agreement, and Applicable Law.

8.5

Security Deposits.

In the event of a material adverse change in CLEC’s financial condition subsequent to the Effective Date, Qwest may request a security deposit.  A “material adverse change in financial condition” shall mean a Party is a new CLEC with no established credit history, or is a CLEC that has not established satisfactory credit with Qwest, or the Party is repeatedly delinquent in making its payments, or the Party is being reconnected after a disconnection of service or discontinuance of the processing of orders by the Billing Party due to a previous undisputed nonpayment situation.  The Billing Party may require a deposit to be held as security for the payment of charges before the orders from the billed Party will be provisioned and completed or before reconnection of service.  "Repeatedly delinquent" means any payment of a material amount of total monthly billing under the Agreement received thirty (30) calendar Days or more after the payment due date, three (3) or more times during a twelve (12) month period.  The INITIAL deposit may not exceed the estimated total monthly charges for an average two (2) month period within the 1st three (3) months for all services.  The deposit may be a surety bond if allowed by the applicable Commission regulations, a letter of credit with terms and conditions acceptable to the Billing Party, or some other form of mutually acceptable security such as a cash deposit.  The deposit may be adjusted by the billing party’s actual monthly average charges, payment history under this agreement, or other relevant factors, but in no event shall the security deposit exceed five million dollars ($5,000,000.00).  Required deposits are due and payable within thirty (30) calendar Days after demand and non-payment shall be subject to 8.2 and 8.3 of this Section.

8.6

Interest on Deposits.  Any interest earned on cash deposits shall be credited to CLEC in the amount actually earned or at the rate set forth in Section 8.7 below, whichever is lower, except as otherwise required by law, provided that, for elimination of doubt, the Parties agree that such deposits shall not be deemed subject to state laws or regulations relating to consumer or End User Customer cash deposits.    Cash deposits and accrued interest, if applicable, will be credited to CLEC's account or refunded, as appropriate, upon the earlier of the expiration of the term of the Agreement or the establishment of satisfactory credit with Qwest, which will generally be one full year of timely payments of undisputed amounts in full by CLEC.  Upon a material change in financial standing, CLEC may request and Qwest will consider a recalculation of the deposit.  The fact that a deposit has been made does not relieve CLEC from any requirements of this Agreement.

8.7

Late Payment Penalty.  If any portion of the payment is received by Qwest after the payment due date as set forth above, or if any portion of the payment is received by Qwest in funds that are not immediately available, then a late payment penalty shall be due to Qwest. The late payment penalty shall be the portion of the payment not received by the payment due date multiplied by a late factor. The late factor shall be the lesser of: (1) The highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the payment due date to and including the date that the CLEC actually makes the payment to the Company, or (2) 0.000407 per day, compounded daily for the number of days from the payment due date to and including the date that the CLEC actually makes the payment to Qwest.

8.8

Notice to End User Customers.  CLEC shall be responsible for notifying its End User Customers of any pending disconnection of a non-paid service by CLEC, if necessary, to allow those End User Customers to make other arrangements for such non-paid services.

9.

Conversions/Terminations.

If CLEC is obtaining services from Qwest under an arrangement or agreement that includes the application of termination liability assessment (TLA) or minimum period charges, and if CLEC wishes to convert such services to a service under this Agreement, the conversion of such services will not be delayed due to the applicability of TLA or minimum period charges.  The applicability of such charges is governed by the terms of the original agreement, Tariff or arrangement.  Nothing herein shall be construed as expanding the rights otherwise granted by this Agreement or by law to elect to make such conversions.

9.1

In the event Qwest terminates the Provisioning of any service to CLEC for any reason, CLEC shall be responsible for providing any and all necessary notice to its End User Customers of the termination.  In no case shall Qwest be responsible for providing such notice to CLEC's End User Customers.  Qwest shall only be required to notify CLEC of Qwest's termination of the service on a timely basis consistent with FCC rules and notice requirements.

10.

Customer Contacts.

CLEC, or CLEC's authorized agent, shall act as the single point of contact for its End User Customers' service needs, including without limitation, sales, service design, order taking, Provisioning, change orders, training, maintenance, trouble reports, repair, post-sale servicing, Billing, collection and inquiry.  CLEC shall inform its End User Customers that they are End User Customers of CLEC.  CLEC's End User Customers contacting Qwest will be instructed to contact CLEC, and Qwest's End User Customers contacting CLEC will be instructed to contact Qwest.  In responding to calls, neither Party shall make disparaging remarks about each other.  To the extent the correct provider can be determined, misdirected calls received by either Party will be referred to the proper provider of Local Exchange Service; however, nothing in this Agreement shall be deemed to prohibit Qwest or CLEC from discussing its products and services with CLEC's or Qwest's End User Customers who call the other Party seeking such information.

11.

Default and Breach

If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other material provision of this Agreement, including, but not limited to, Sections 6, 7, 8, 13, 16, 21, 29, 31, 32, 34, and 35, and such default or violation continues for thirty (30) calendar Days after written notice thereof, the other Party may terminate this Agreement and seek relief in accordance with the Dispute Resolution provision, or any remedy under this Agreement.

12.

Limitation of Liability.

12.1

To the extent the Agreement or an Exhibit contains an express remedy in the form of a quality of service credit or other liquidated damages in connection with services provided by Qwest under this Agreement or for a failure to provide such services, such credit shall be deemed to be CLEC’s sole remedy under this Agreement for losses, damages, or other claims related to or connected with the events giving rise to the claim for quality of service credit.

12.2

Neither Party shall be liable to the other for indirect, incidental, consequential, exemplary, punitive, or special damages, including (without limitation) damages for lost profits, lost revenues, lost savings suffered by the other Party regardless of the form of action, whether in contract, warranty, strict liability, tort, including (without limitation) negligence of any kind and regardless of whether the Parties know the possibility that such damages could result.

12.3

Nothing contained in this Section 12 shall limit either Party's obligations of indemnification specified in this Agreement, nor shall this Section 12 limit a Party's liability for failing to make any payment due under this Agreement.

12.4

The foregoing limitations apply to all causes of actions and claims, including without limitation, breach of contract, breach of warranty, negligence, strict liability, misrepresentation and other torts.  In any arbitration under this Agreement, the Arbitrator shall not be able to award, nor shall any party be entitled to receive damages not otherwise recoverable under this agreement.

12.5

Nothing contained in this Section shall limit either Party’s liability to the other for willful misconduct, provided that, a Party’s liability to the other Party pursuant to the foregoing exclusion, other than direct damages, shall be limited to a total cap equal to one hundred per cent (100%) of the annualized run rate of total amounts charged by Qwest to CLEC under the Agreement.

13.

Indemnity.

13. 1

The Parties agree that unless otherwise specifically set forth in this Agreement the following constitute the sole indemnification obligations between and among the Parties:

13.1.1

Each Party (the Indemnifying Party) agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each an Indemnitee) from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated including, but not limited to, reasonable costs and expenses (including attorneys' fees), whether suffered, made, instituted, or asserted by any Person or entity, for invasion of privacy, bodily injury or death of any Person or Persons, or for loss, damage to, or destruction of tangible property, whether or not owned by others, resulting from the Indemnifying Party's breach of or failure to perform under this Agreement, regardless of the form of action, whether in contract, warranty, strict liability, or tort including (without limitation) negligence of any kind.

13.1.2

In the case of claims or loss alleged or incurred by an End User Customer of either Party arising out of or in connection with services provided to the End User Customer by the Party, the Party whose End User Customer alleged or incurred such claims or loss (the Indemnifying Party) shall defend and indemnify the other Party and each of its officers, directors, employees and agents (collectively the Indemnified Party) against any and all such claims or loss by the Indemnifying Party's End User Customers regardless of whether the underlying service was provided or Network Element was provisioned by the Indemnified Party, unless the loss was caused by the gross negligence or willful misconduct of the Indemnified Party.  The obligation to indemnify with respect to claims of the Indemnifying Party's End User Customers shall not extend to any claims for physical bodily injury or death of any Person or persons, or for loss, damage to, or destruction of tangible property, whether or not owned by others, alleged to have resulted directly from the negligence or intentional conduct of the employees, contractors, agents, or other representatives of the Indemnified Party.

13.2

The indemnification provided herein shall be conditioned upon:

13.2.1

The Indemnified Party shall promptly notify the Indemnifying Party of any action taken against the Indemnified Party relating to the indemnification.  Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such claim.

13.2.2

If the Indemnifying Party wishes to defend against such action, it shall give written notice to the Indemnified Party of acceptance of the defense of such action.  In such event, the Indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the Indemnified Party may engage separate legal counsel only at its sole cost and expense.  In the event that the Indemnifying Party does not accept the defense of the action, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party.  Each Party agrees to cooperate with the other Party in the defense of any such action and the relevant records of each Party shall be available to the other Party with respect to any such defense.

13.2.3

In no event shall the Indemnifying Party settle or consent to any judgment for relief other than monetary damages pertaining to any such action without the prior written consent of the Indemnified Party.  In the event the Indemnified Party withholds consent the Indemnified Party may, at its cost, take over such defense, provided that, in such event, the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement.

14.

Limited Warranties.

14.1  Each party shall provide suitably qualified personnel to perform this Agreement and all services hereunder in a good and workmanlike manner and in material conformance with all applicable laws and regulations.

14.2  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QWEST SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY SERVICE OR NETWORK ELEMENT PROVIDED HEREUNDER.  QWEST SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR TITLE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

15.

Relationship.  Except to the limited extent expressly provided in this Agreement: (i) neither Party shall have the authority to bind the other by contract or otherwise or make any representations or guarantees on behalf of the other or otherwise act on the other’s behalf; and (ii) the relationship arising from this Agreement does not constitute an agency, joint venture, partnership, employee relationship, or franchise.

16.

Assignment or Sale.

16.1

CLEC may not assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party.  Notwithstanding the foregoing, CLEC may assign or transfer this Agreement to a corporate Affiliate or an entity under its control or to a purchaser of substantially all or substantially all of CLEC’s assets related to the provisioning of local services in the Qwest region without the consent of Qwest, provided that the performance of this Agreement by any such assignee is guaranteed by the assignor.  A Party making an assignment or transfer permitted by this Section shall provide prior written notice to the other Party.   Any attempted assignment or transfer that is not permitted is void ab initio.  Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

16.2

In the event that Qwest transfers to any unaffiliated party exchanges including End User Customers that CLEC serves in whole or in part through facilities or services provided by Qwest under this Agreement, Qwest shall ensure that the transferee shall serve as a successor to and fully perform all of Qwest's responsibilities and obligations under this Agreement for a period of one-hundred-and-eighty (180) days from the effective date of such transfer or until such later time as the FCC may direct pursuant to the FCC's then applicable statutory authority to impose such responsibilities either as a condition of the transfer or under such other state statutory authority as may give it such power.  In the event of such a proposed transfer, Qwest shall use best efforts to facilitate discussions between CLEC and the transferee with respect to transferee's assumption of Qwest's obligations after the above-stated transition period pursuant to the terms of this Agreement.

17.

Reporting Requirements.  If reporting obligations or requirements are imposed upon either Party by any third party or regulatory agency in connection with either this Agreement or the services, including use of the services by CLEC or its End Users, the other Party agrees to assist that Party in complying with such obligations and requirements, as reasonably required by that Party.

18.

Intentionally Left Blank.

19.

Survival.  The expiration or termination of this Agreement shall not relieve either Party of those obligations that by their nature are intended to survive.

20.

Publicity. Following the execution of this Agreement, the Parties may publish or use any publicity materials with respect to the execution, delivery, existence, or substance of this Agreement without the prior written approval of the other Party.  Nothing in this section shall limit a Party's ability to issue public statements with respect to regulatory or judicial proceedings.

21.

Confidentiality.

21.1

All Proprietary Information shall remain the property of the disclosing Party.  A Party who receives Proprietary Information via an oral communication may request written confirmation that the material is Proprietary Information.  A Party who delivers Proprietary Information via an oral communication may request written confirmation that the Party receiving the information understands that the material is Proprietary Information.  Each Party shall have the right to correct an inadvertent failure to identify information as Proprietary Information by giving written notification within thirty (30) Days after the information is disclosed.  The receiving Party shall from that time forward, treat such information as Proprietary Information.

21.2

Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

21.3

Each Party shall keep all of the other Party's Proprietary Information confidential and will disclose it on a need to know basis only.  Each Party shall use the other Party's Proprietary Information only in connection with this Agreement and in accordance with Applicable Law.  In accordance with Section 222 of the Act, when either Party receives or obtains Proprietary Information from the other Party for purposes of providing any Telecommunications Services or information services or both, that Party shall use such information only for such purpose, and shall not use such information for its own marketing efforts.  Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.  Violations of these obligations shall subject a Party's employees to disciplinary action up to and including termination of employment.  If either Party loses, or makes an unauthorized disclosure of, the other Party's Proprietary Information, it will notify such other Party immediately and use reasonable efforts to retrieve the information.

21.4

Nothing herein is intended to prohibit a Party from supplying factual information about its network and Telecommunications Services on or connected to its network to regulatory agencies including the FCC and the appropriate state regulatory commission so long as any confidential obligation is protected.  In addition either Party shall have the right to disclose Proprietary Information to any mediator, arbitrator, state or federal regulatory body, the Department of Justice or any court in the conduct of any proceeding arising under or relating in any way to this Agreement or the conduct of either Party in connection with this Agreement or in any proceedings concerning the provision of InterLATA services by Qwest that are or may be required by the Act.  The Parties agree to cooperate with each other in order to seek appropriate protection or treatment of such Proprietary Information pursuant to an appropriate protective order in any such proceeding.

21.5

Effective Date of this Section.  Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date.

21.6

Each Party agrees that the disclosing Party could be irreparably injured by a breach of the confidentiality obligations of this Agreement by the receiving Party or its representatives and that the disclosing Party shall be entitled to seek equitable relief, including injunctive relief and specific performance in the event of any breach of the confidentiality provisions of this Agreement.  Such remedies shall not be deemed to be the exclusive remedies for a breach of the confidentiality provisions of this Agreement, but shall be in addition to all other remedies available at law or in equity.

21.7

Nothing herein should be construed as limiting either Party's rights with respect to its own Proprietary Information or its obligations with respect to the other Party's Proprietary Information under Section 222 of the Act.

21.8

Nothing in this Agreement shall prevent either Party from disclosing this Agreement or the substance thereof to any third party after its execution.

22.

Waiver. The failure of either Party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect.

23.

Regulatory Approval.  Each party reserves its rights with respect to whether this Agreement is subject to Sections 251 and 252 of the Act.  In the event the FCC, a state commission or any other governmental authority or agency rejects or modifies any material provision in this Agreement, either Party may immediately upon written notice to the other Party terminate this Agreement and any interconnection agreement amendment executed concurrently with this Agreement.  If a Party is required by a lawful, binding order to file this Agreement or a provision thereof with the FCC or state regulatory authorities for approval or regulatory review, the filing party shall provide written notice to the other party of the existence of such lawful, binding order so that the other party may seek an injunction or other relief from such order.  In addition, the filing party agrees to reasonably cooperate to amend and make modifications to the Agreement to allow the filing of the Agreement or the specific part of the Agreement affected by the order to the extent reasonably necessary.

24.

Notices.   Any notices required by or concerning this Agreement shall be in writing and shall be sufficiently given if delivered personally, delivered by prepaid overnight express service, sent by facsimile with electronic confirmation, or sent by certified mail, return receipt requested, or by email where specified in this Agreement to Qwest and CLEC at the addresses shown on the cover sheet of this Agreement.

25.

Force Majeure.  Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, power blackouts, volcanic action, other major environmental disturbances, or unusually severe weather conditions (collectively, a Force Majeure Event).  Inability to secure products or services of other Persons or transportation facilities or acts or omissions of transportation carriers shall be considered Force Majeure Events to the extent any delay or failure in performance caused by these circumstances is beyond the Party's control and without that Party's fault or negligence.  The Party affected by a Force Majeure Event shall give prompt notice to the other Party, shall be excused from performance of its obligations hereunder on a day to day basis to the extent those obligations are prevented by the Force Majeure Event, and shall use reasonable efforts to remove or mitigate the Force Majeure Event.  In the event of a labor dispute or strike the Parties agree to provide service to each other at a level equivalent to the level they provide themselves.

26.

Governing Law.  This Agreement is offered by Qwest in accordance with Section 271 of the Act.  Any issue of general contract law shall be interpreted solely in accordance with the state law of New York, without reference to any conflict of laws principles.

27.

Dispute Resolution.

27.1

If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents should arise, and the Parties do not resolve it in the ordinary course of their dealings (the "Dispute"), then it shall be resolved in accordance with this Section.  Each notice of default, unless cured within the applicable cure period, shall be resolved in accordance herewith.  Dispute resolution under the procedures provided in this Section 27 shall be the preferred, but not the exclusive remedy for all disputes between Qwest and CLEC arising out of this Agreement or its breach.  Each Party reserves its rights to resort to any forum with competent jurisdiction.  Nothing in this Section 23 shall limit the right of either Qwest or CLEC, upon meeting the requisite showing, to obtain provisional remedies (including injunctive relief) from a court before, during or after the pendency of any arbitration proceeding brought pursuant to this Section 27.  Once a decision is reached by the arbitrator, however, such decision shall supersede any provisional remedy.

27.2

At the written request of either Party (the Resolution Request), and prior to any other formal dispute resolution proceedings, each Party shall within seven (7) calendar Days after such Resolution Request designate a director level employee or a representative with authority to make commitments to review, meet, and negotiate, in good faith, to resolve the Dispute.  The Parties intend that these negotiations be conducted by non-lawyer, business representatives, and the locations, format, frequency, duration, and conclusions of these discussions shall be at the discretion of the representatives.  By mutual agreement, the representatives may use other procedures, such as mediation, to assist in these negotiations.  The discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, and shall be exempt from discovery and production, and shall not be admissible in any subsequent arbitration or other proceedings without the concurrence of both of the Parties.

27.3

If the director level representatives or the designated representative with authority to make commitments have not reached a resolution of the Dispute within fifteen (15) calendar Days after the Resolution Request (or such longer period as agreed to in writing by the Parties), then the Parties shall in good faith attempt to resolve the Dispute through vice-presidential representatives.  If the vice-presidential representatives are unable to resolve the Dispute within thirty (30) Calendar Days after the Resolution Request (or such longer period as agreed to in writing by the Parties), then either Party may request that the Dispute be settled by arbitration.  If either Party requests arbitration, the other Party shall be required to comply with that request and both Parties shall submit to binding arbitration of the Dispute as described in this Section.  Notwithstanding the foregoing escalation timeframes, a Party may request that the Dispute of the type described in Section 27.3.1, below, be settled by arbitration two (2) calendar Days after the Resolution Request pursuant to the terms of Section 27.3.1.  In any case, the arbitration proceeding shall be conducted by a single arbitrator, knowledgeable about the Telecommunications industry unless the Dispute involves amounts exceeding five million ($5,000,000) in which case the proceeding shall be conducted by a panel of three (3) arbitrators, knowledgeable about the Telecommunications industry.  The arbitration proceedings shall be conducted under the then-current rules for commercial disputes of the American Arbitration Association (AAA) or J.A.M.S./Endispute, at the election of the Party that initiates dispute resolution under this Section 27.  Such rules and procedures shall apply notwithstanding any part of such rules that may limit their availability for resolution of a Dispute.  The Federal Arbitration Act, 9 U.S.C. Sections 1-16, not state law, shall govern the arbitrability of the Dispute.  The arbitrator shall not have authority to award punitive damages.  The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof.  Each Party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator.  The arbitration proceedings shall occur in the Denver, Colorado metropolitan area or in another mutually agreeable location.  It is acknowledged that the Parties, by mutual, written agreement, may change any of these arbitration practices for a particular, some, or all Dispute(s).  The Party that sends the Resolution Request must notify the Secretary of the FCC of the arbitration proceeding within forty-eight (48) hours of the determination to arbitrate.

27.3.1

All expedited procedures prescribed by the AAA or J.A.M.S./Endispute rules, as the case may be, shall apply to Disputes affecting the ability of a Party to provide uninterrupted, high quality services to its End User Customers, or as otherwise called for in this Agreement.  A Party may seek expedited resolution of a Dispute if the vice-presidential level representative, or other representative with authority to make commitments, have not reached a resolution of the Dispute within two (2) calendar Days after the Resolution Request.  In the event the Parties do not agree that a service-affecting Dispute exists, the Dispute resolution shall commence under the expedited process set forth in this Section 27, however, the first matter to be addressed by the arbitrator shall be the applicability of such process to such Dispute.

27.3.2

There shall be no discovery except for the exchange of documents deemed necessary by the arbitrator to an understanding and determination of the Dispute.  Qwest and CLEC shall attempt, in good faith, to agree on a plan for such document discovery.  Should they fail to agree, either Qwest or CLEC may request a joint meeting or conference call with the arbitrator.  The arbitrator shall resolve any Disputes between Qwest and CLEC, and such resolution with respect to the need, scope, manner, and timing of discovery shall be final and binding.

27.3.3

Arbitrator's Decision

27.3.3.1

The arbitrator's decision and award shall be in writing and shall state concisely the reasons for the award, including the arbitrator's findings of fact and conclusions of law.

27.3.3.2

An interlocutory decision and award of the arbitrator granting or denying an application for preliminary injunctive relief may be challenged in a forum of competent jurisdiction immediately, but no later than ten (10) business days after the appellant's receipt of the decision challenged.  During the pendency of any such challenge, any injunction ordered by the arbitrator shall remain in effect, but the enjoined Party may make an application to the arbitrator for appropriate security for the payment of such costs and damages as may be incurred or suffered by it if it is found to have been wrongfully enjoined, if such security has not previously been ordered.  If the authority of competent jurisdiction determines that it will review a decision granting or denying an application for preliminary injunctive relief, such review shall be conducted on an expedited basis.

27.3.4

To the extent that any information or materials disclosed in the course of an arbitration proceeding contain proprietary, trade secret or Confidential Information of either Party, it shall be safeguarded in accordance with Section 21 of this Agreement, or if the Parties mutually agree, such other appropriate agreement for the protection of proprietary, trade secret or Confidential Information that the Parties negotiate.  However, nothing in such negotiated agreement shall be construed to prevent either Party from disclosing the other Party's information to the arbitrator in connection with or in anticipation of an arbitration proceeding, provided, however, that the Party seeking to disclose the information shall first provide fifteen (15) calendar Days notice to the disclosing Party so that that Party, with the cooperation of the other Party, may seek a protective order from the arbitrator.  Except as the Parties otherwise agree, or as the arbitrator for good cause orders, the arbitration proceedings, including hearings, briefs, orders, pleadings and discovery shall not be deemed confidential and may be disclosed at the discretion of either Party, unless it is subject to being safeguarded as proprietary, trade secret or Confidential Information, in which event the procedures for disclosure of such information shall apply.

27.4

Reserved.

27.5

No Dispute, regardless of the form of action, arising out of this Agreement, may be brought by either Party more than two (2) years after the cause of action accrues.

27.6

Reserved.

27.7

In the event of a conflict between this Agreement and the rules prescribed by the AAA or J.A.M.S./Endispute, this Agreement shall be controlling.

27.8

This Section does not apply to any claim, controversy or Dispute between the Parties, their agents, employees, officers, directors or affiliated agents concerning the misappropriation or use of intellectual property rights of a Party, including, but not limited to, the use of the trademark, tradename, trade dress or service mark of a Party.

28.

Headings.  The headings used in this Agreement are for convenience only and do not in any way limit or otherwise affect the meaning of any terms of this Agreement.

29.

Authorization.  Each Party represents and warrants that: (i) the full legal name of the legal entity intended to provide and receive the benefits and services under this Agreement is accurately set forth herein; (ii) the person signing this Agreement has been duly authorized to execute this Agreement on that Party’s behalf; and (iii) the execution hereof is not in conflict with law, the terms of any charter, bylaw, articles of association, or any agreement to which such Party is bound or affected.  Each Party may act in reliance upon any instruction, instrument, or signature reasonably believed by it to be authorized and genuine.

30.

Third Party Beneficiaries.  This Agreement will not provide any benefit or any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing by explicit reference in this Agreement to any third party.

31.

Insurance.  Each Party shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of B+XIII with respect to liability arising from its operations for which that Party has assumed legal responsibility in this Agreement.  If a Party or its parent company has assets equal to or exceeding $10,000,000,000, that Party may utilize an Affiliate captive insurance company in lieu of a "Best's" rated insurer.  To the extent that the parent company of a Party is relied upon to meet the $10,000,000,000 asset threshold, such parent shall be responsible for the insurance obligations contained in this Section 31, to the extent its affiliated Party fails to meet such obligations.

31.1.1

Workers' Compensation with statutory limits as required in the state of operation and Employers' Liability insurance with limits of not less than $100,000 each accident.

31.1.2

Commercial General Liability insurance covering claims for bodily injury, death, personal injury or property damage, including coverage for independent contractor's protection (required if any work will be subcontracted), products and/or completed operations and contractual liability with respect to the liability assumed by each Party hereunder.  The limits of insurance shall not be less than $1,000,000 each occurrence and $2,000,000 general aggregate limit.

31.1.3

"All Risk" Property coverage on a full replacement cost basis insuring all of such Party’s personal property situated on or within the Premises.

31.2

Each Party may be asked by the other to provide certificate(s) of insurance evidencing coverage, and thereafter shall provide such certificate(s) upon request.  Such certificates shall (1) name the other Party as an additional insured under commercial general liability coverage; (2) provide thirty (30) calendar Days prior written notice of cancellation of, material change or exclusions in the policy(s) to which certificate(s) relate; (3) indicate that coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased by such Party; and (4) acknowledge severability of interest/cross liability coverage.

32.

Communications Assistance Law Enforcement Act of 1994.  Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the CALEA.  Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

33.

Entire Agreement.

33.1  This Agreement (including all Service Exhibits, Attachments, Rate Sheets, and other documents referred to herein) constitutes the full and entire understanding and agreement between the Parties with regard to the subjects of this Agreement and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, including but not limited to, any term sheet or memorandum of understanding entered into by the Parties, to the extent they relate in any way to the subjects of this Agreement.  Notwithstanding the foregoing, certain Network Elements and services used in combination with the QPP service provided under this Agreement are provided by Qwest to CLEC under the terms and conditions of ICAs and SGATs, where CLEC has opted into an SGAT as its ICA, and nothing contained herein is intended by the parties to amend, alter, or otherwise modify those terms and conditions.

34.

Proof of Authorization.

34.1

Each Party shall be responsible for obtaining and maintaining Proof of Authorization (POA), as required by applicable federal and state law, as amended from time to time.

34.2

Each Party shall make POAs available to the other Party upon request.  In the event of an allegation of an unauthorized change or unauthorized service in accordance with all Applicable Laws and rules, the Party charged with the alleged infraction shall be responsible for resolving such claim, and it shall indemnify and hold harmless the other Party for any losses, damages, penalties, or other claims in connection with the alleged unauthorized change or service.

35.

General Terms for Network Elements

35.1

Qwest shall provide general repair and maintenance services on its facilities, including those facilities supporting Network Elements and QPP™ services purchased by CLEC under this Agreement, at a level that is consistent with other comparable services provided by Qwest.

35.2

In order to maintain and modernize the network properly, Qwest may make necessary modifications and changes to the Network Elements in its network on an as needed basis.  Such changes may result in minor changes to transmission parameters.  Network maintenance and modernization activities will result in Network Element transmission parameters that are within transmission limits of the Network Element ordered by CLEC.  Qwest shall provide advance notice of changes that affect network Interoperability pursuant to applicable FCC rules.  Changes that affect network Interoperability include changes to local dialing from seven (7) to ten (10) digit, area code splits, and new area code implementation.  FCC rules are contained in CFR Part 51 and 52.  Qwest provides such disclosures on an Internet web site.

35.3

Miscellaneous Charges are defined in the Definitions Section.  Miscellaneous Charges are in addition to nonrecurring and recurring charges set forth in the Rate  Sheet.  Miscellaneous Charges apply to activities CLEC requests Qwest perform, activities CLEC authorizes, or charges that are a result of CLEC’s actions, such as cancellation charges.  Rates for Miscellaneous Charges are contained or referenced in the Rate Sheet.  Unless otherwise provided for in this Agreement, no additional charges will apply.

35.4

Network Security.

35.4.1

Protection of Service and Property.  Each Party shall exercise the same degree of care to prevent harm or damage to the other Party and any third parties, its employees, agents or End User Customers, or their property as it employs to protect its own personnel, End User Customers and property, etc., but in no case less than a commercially reasonable degree of care.

35.4.2

Each Party is responsible to provide security and privacy of communications.  This entails protecting the confidential nature of Telecommunications transmissions between End User Customers during technician work operations and at all times.  Specifically, no employee, agent or representative shall monitor any circuits except as required to repair or provide service of any End User Customer at any time.  Nor shall an employee, agent or representative disclose the nature of overheard conversations, or who participated in such communications or even that such communication has taken place.  Violation of such security may entail state and federal criminal penalties, as well as civil penalties.  CLEC is responsible for covering its employees on such security requirements and penalties.

35.4.3

The Parties' networks are part of the national security network, and as such, are protected by federal law.  Deliberate sabotage or disablement of any portion of the underlying equipment used to provide the network is a violation of federal statutes with severe penalties, especially in times of national emergency or state of war.  The Parties are responsible for covering their employees on such security requirements and penalties.

35.4.4

Qwest shall not be liable for any losses, damages or other claims, including, but not limited to, uncollectible or unbillable revenues, resulting from accidental, erroneous, malicious, fraudulent or otherwise unauthorized use of services or facilities (‘Unauthorized Use”), whether or  not such Unauthorized  Use could have been reasonably prevented by Qwest, except to the extent Qwest has been notified in advance by CLEC of the existence of such Unauthorized Use, and fails to take commercially reasonable steps to assist in stopping or preventing such activity.

35.4.4.1

Qwest shall make available to CLEC, future fraud prevention or revenue protection features with QPP on a commercially reasonable basis.  Presently, QPP fraud features include, but are not limited to, screening codes, information digits ‘29’ and ‘70’ which indicate prison and COCOT pay phone originating line types respectively; call blocking of domestic, international, 800, 888, 900, NPA-976, 700 and 500 numbers.

35.4.4.2

If either Party becomes aware of potential fraud with respect to End User accounts, the Party shall promptly inform the other Party and, at the direction of that Party, take commercially reasonable action to mitigate the fraud where such action is possible.

35.5.

Construction Charges.  Qwest will provide necessary construction only to the extent required by applicable law.

35.6.

Individual Case Basis Requests.  CLEC may request additional Network Element or services not specified in this Agreement, and Qwest will consider such requests on an Individual Case Basis (“ICB”).

36.

Responsibility For Environmental Contamination

36.1

Neither Party shall be liable to the other for any costs whatsoever resulting from the presence or release of any Environmental Hazard that either Party did not introduce to the affected work location.  Both Parties shall defend and hold harmless the other, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any Environmental Hazard that the Indemnifying Party, its contractors or agents introduce to the work locations or (ii) the presence or release of any Environmental Hazard for which the Indemnifying Party is responsible under Applicable Law..

36.2

In the event any suspect materials within Qwest-owned, operated or leased facilities are identified to CLEC by Qwest to be asbestos containing, CLEC will ensure that to the extent any activities which it undertakes in the facility disturb such suspect materials, such CLEC activities will be in accordance with applicable local, state and federal environmental and health and safety statutes and regulations.  Except for abatement activities undertaken by CLEC or equipment placement activities that result in the generation of asbestos-containing material, CLEC does not have any responsibility for managing, nor is it the owner of, nor does it have any liability for, or in connection with, any asbestos-containing material.  Qwest agrees to immediately notify CLEC if Qwest undertakes any asbestos control or asbestos abatement activities that potentially could affect CLEC personnel, equipment or operations, including, but not limited to, contamination of equipment.

QWEST MASTER SERVICES AGREEMENT

ADDENDUM 1

DEFINITIONS:

"Act" means the Communications Act of 1934 (47 U.S.C. 151 et. seq.), as amended..

"Advanced Intelligent Network" or "AIN" is a Telecommunications network architecture in which call processing, call routing and network management are provided by means of centralized databases.

"Affiliate" means a Person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term 'own' means to own an equity interest (or the equivalent thereof) of more than 10 percent.

"Automatic Location Identification" or "ALI" is the automatic display at the Public Safety Answering Point of the caller’s telephone number, the address/location of the telephone and supplementary emergency services information for Enhanced 911 (E911).

"Applicable Law" means all laws, statutes, common law including, but not limited to, the Act, the regulations, rules, and final orders of the FCC, a state regulatory authority, and any final orders and decisions of a court of competent jurisdiction reviewing the regulations, rules, or orders of the FCC or a state regulatory authority.

"Bill Date" means the date on which a Billing period ends, as identified on the bill.

"Billing" involves the provision of appropriate usage data by one Telecommunications Carrier to another to facilitate Customer Billing with attendant acknowledgments and status reports.  It also involves the exchange of information between Telecommunications Carriers to process claims and adjustments.

"Carrier" or "Common Carrier" See Telecommunications Carrier.

"Central Office" means a building or a space within a building where transmission facilities or circuits are connected or switched.

"Commercial Mobile Radio Service" or "CMRS" is defined in 47 U.S.C. Section 332 and FCC rules and orders interpreting that statute.

"Communications Assistance for Law Enforcement Act" or "CALEA" refers to the duties and obligations of Carriers under Section 229 of the Act.

"Confidential Information" means information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with business or marketing plans, End User Customer specific, facility specific, or usage specific information, other than End User Customer information communicated for the purpose of providing Directory Assistance or publication of directory database, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary", or (iii) communicated and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten (10) calendar Days after delivery, to be "Confidential" or "Proprietary". Confidential information does not include information that: a)

was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the disclosing Party; b) is or becomes publicly known through no wrongful act of the receiving Party; c) is rightfully received from a third Person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; d)

 is independently developed without reference to or use of Confidential Information of the other Party; e) is disclosed to a third Person by the disclosing Party without similar restrictions on such third Person's rights; f) is approved for release by written authorization of the disclosing Party; g)

is required to be disclosed by the receiving Party pursuant to Applicable Law or regulation provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

“Customer” means the Person purchasing a Telecommunications Service or an information service or both from a Carrier.

"Day" means calendar days unless otherwise specified.

“Demarcation Point” is defined as the point at which the LEC ceases to own or control Customer premises wiring including without limitation inside wiring.

"Directory Assistance Database" contains only those published and non-listed telephone number listings obtained by Qwest from its own End User Customers and other Telecommunications Carriers.

"Directory Assistance Service" includes, but is not limited to, making available to callers, upon request, information contained in the Directory Assistance Database.  Directory Assistance Service includes, where available, the option to complete the call at the caller's direction.

"Directory Listings" or "Listings" are any information:  (1) identifying the listed names of subscribers of a Telecommunications Carrier and such subscriber's telephone numbers, addressees, or primary advertising classifications (as such classifications are assigned at the time of the establishment of such service), or any combination of such listed names, numbers, addresses or classifications; and (2) that the Telecommunications Carrier or an Affiliate has published, caused to be published, or accepted for publication in any directory format.

"Due Date" means the specific date on which the requested service is to be available to the CLEC or to CLEC's End User Customer, as applicable.

"End User Customer" means a third party retail Customer that subscribes to a Telecommunications Service provided by either of the Parties or by another Carrier or by two (2) or more Carriers.

"Environmental Hazard" means any substance the presence, use, transport, abandonment or disposal of which (i) requires investigation, remediation, compensation, fine or penalty under any Applicable Law (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, Superfund Amendment and Reauthorization Act, Resource Conservation Recovery Act, the Occupational Safety and Health Act and provisions with similar purposes in applicable foreign, state and local jurisdictions) or (ii) poses risks to human health, safety or the environment (including, without limitation, indoor, outdoor or orbital space environments) and is regulated under any Applicable Law.

"FCC" means the Federal Communications Commission.

"Interexchange Carrier" or "IXC" means a Carrier that provides InterLATA or IntraLATA Toll services.

"Line Information Database" or "LIDB" stores various telephone line numbers and Special Billing Number (SBN) data used by operator services systems to process and bill Alternately Billed Services (ABS) calls.  The operator services system accesses LIDB data to provide originating line (calling number), Billing number and terminating line (called number) information.  LIDB is used for calling card validation, fraud prevention, Billing or service restrictions and the sub-account information to be included on the call’s Billing record.  Telcordia’s GR-446-CORE defines the interface between the administration system and LIDB including specific message formats (Telcordia’s TR-NWP-000029, Section 10).

"Line Side" refers to End Office Switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an End User Customer's telephone station set, a PBX, answering machine, facsimile machine, computer, or similar customer device).

"Local Exchange Carrier" or "LEC" means any Carrier that is engaged in the provision of telephone Exchange Service or Exchange Access.  Such term does not include a Carrier insofar as such Carrier is engaged in the provision of Commercial Mobile Radio Service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

"Loop" or "Unbundled Loop" is defined as a transmission facility between a distribution frame (or its equivalent) in a Qwest Central Office and the Loop Demarcation Point at an End User Customer's premises

"Local Service Request" or "LSR" means the industry standard forms and supporting documentation used for ordering local services.

"Miscellaneous Charges" mean cost-based charges that Qwest may assess in addition to recurring and nonrecurring rates set forth in the rate sheet, for activities CLEC requests Qwest to perform, activities CLEC authorizes, or charges that are a result of CLEC's actions, such as cancellation charges, additional labor and maintenance.  Miscellaneous Charges are not already included in Qwest's recurring or nonrecurring rates.  Miscellaneous Charges shall be contained in or referenced in the rate sheet.

"Network Element" is a facility or equipment used in the provision of Telecommunications Service or an information service or both.  It also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for Billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service or an information service or both, as is more fully described in the Agreement.

"Operational Support Systems" or "OSS" mean pre-ordering, provisioning, maintenance, repair and billing systems.

“Order Form” means service order request forms issued by Qwest, as amended from time to time.

"Party" means either Qwest or CLEC and "Parties" means Qwest and CLEC.

"Person" is a general term meaning an individual or association, corporation, firm, joint-stock company, organization, partnership, trust or any other form or kind of entity.

"Port" means a line or trunk connection point, including a line card and associated peripheral equipment, on a Central Office Switch but does not include Switch features.  The Port serves as the hardware termination for line or Trunk Side facilities connected to the Central Office Switch.  Each Line Side Port is typically associated with one or more telephone numbers that serve as the Customer's network address.

"POTS" means plain old telephone service.

"Premises" refers to Qwest's Central Offices and Serving Wire Centers; all buildings or similar structures owned, leased, or otherwise controlled by Qwest that house its network facilities; all structures that house Qwest facilities on public rights-of-way, including but not limited to vaults containing loop concentrators or similar structures; and all land owned, leased, or otherwise controlled by Qwest that is adjacent to these Central Offices, Wire Centers, buildings and structures.

"Proof of Authorization" or "POA" shall consist of verification of the End User Customer's selection and authorization adequate to document the End User Customer's selection of its local service provider and may take the form of a third party verification format.

"Proprietary Information" shall have the same meaning as Confidential Information.

"Provisioning" involves the exchange of information between Telecommunications Carriers where one executes a request for a set of products and services or Network Elements or combinations thereof from the other with attendant acknowledgments and status reports.

"Public Switched Network" includes all Switches and transmission facilities, whether by wire or radio, provided by any Common Carrier including LECs, IXCs and CMRS providers that use the North American Numbering Plan in connection with the provision of switched services.

 “Service Exhibits” means the descriptions, terms, and conditions  relating to specific Network Elements or  services provided under this Agreement attached hereto as an exhibit.

"Serving Wire Center" denotes the Wire Center from which dial tone for local exchange service would normally be provided to a particular Customer premises.

"Shared Transport"  is defined as local interoffice transmission facilities shared by more than one Carrier, including Qwest, between End Office Switches, between End Office Switches and Tandem Switches (local and Access Tandem Switches), and between Tandem Switches within the Local Calling Area, as described more fully in the Agreement.

"Switch" means a switching device employed by a Carrier within the Public Switched Network.  Switch includes but is not limited to End Office Switches, Tandem Switches, Access Tandem Switches, Remote Switching Modules, and Packet Switches.  Switches may be employed as a combination of End Office/Tandem Switches.

"Switched Access Traffic," as specifically defined in Qwest's interstate Switched Access Tariffs, is traffic that originates at one of the Party's End User Customers and terminates at an IXC Point of Presence, or originates at an IXC Point of Presence and terminates at one of the Party's End User Customers, whether or not the traffic transits the other Party's network.

"Tariff" as used throughout this Agreement refers to Qwest interstate Tariffs and state Tariffs, price lists, and price schedules.

"Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Act).  A Telecommunications Carrier shall be treated as a Common Carrier under the Act only to the extent that it is engaged in providing Telecommunications Services, except that the FCC shall determine whether the provision of fixed and mobile satellite service shall be treated as common carriage.

"Telecommunications Services" means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

"Telephone Exchange Service" means a service within a telephone exchange, or within a connected system of telephone exchanges within the same exchange area operated to furnish to End User Customers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or comparable service provided through a system of Switches, transmission equipment or other facilities (or combinations thereof) by which a subscriber can originate and terminate a Telecommunications Service.

"Trunk Side" refers to Switch connections that have been programmed to treat the circuit as connected to another switching entity.

"Wire Center" denotes a building or space within a building that serves as an aggregation point on a given Carrier's network, where transmission facilities are connected or switched.  Wire Center can also denote a building where one or more Central Offices, used for the provision of basic exchange telecommunications services and access services, are located.

Terms not otherwise defined here but defined in the Act and the orders and the rules implementing the Act or elsewhere in the Agreement, shall have the meaning defined there.  The definition of terms that are included here and are also defined in the Act, or its implementing orders or rules, are intended to include the definition as set forth in the Act and the rules implementing the Act.